                                                               FILED
                                                       IN THE OFFICE OF THE
                                                    SECRETARY OF STATE OF THE
                                                         STATE OF NEVADA
                                                           MAY 15, 1997
                                                        NO. LLC 1733-1997
                                                         /s/ Dean Heller
                                                 DEAN HELLER, SECRETARY OF STATE


                            ARTICLES OF ORGANIZATION

                                       OF

                        ADVANTA BUSINESS RECEIVABLES LLC

     The undersigned, acting as the organizer of a limited-liability company under the provisions of NRS Chapter 86, Limited-Liability Companies (the "Act") adopts these Articles of Organization for such limited-liability company (the "Company").

                                   ARTICLE 1
                                      NAME

     The name of the Company is as follows: ADVANTA BUSINESS RECEIVABLES LLC.

                                   ARTICLE 2
                               PERIOD OF DURATION

     The Company shall exist until December 31, 2050, unless sooner dissolved as provided in these Articles of Organization, the Operating Agreement or the Act.

     Upon the death, insanity, retirement, resignation, expulsion, bankruptcy or dissolution of a Member, a Majority-in-Interest of the remaining members, as that term is defined in the Act, shall have the right to continue the duration of the Company provided there is at least one (1) remaining Member.

                                   ARTICLE 3
                              PURPOSES AND POWERS

     Section 3.1 Purposes. Except as restricted by these Articles of Organization, the Company is organized for any legal and lawful purpose for which a limited-liability company may be organized pursuant to the Act.

     Section 3.2 General Powers. Except as restricted by these Articles of Organization, the Company shall have and may exercise all powers and rights which a limited-liability company may exercise legally pursuant to the Act.

     Section 3.3 Restricted Powers. The business in which the Company may engage and the powers which the Company may exercise are restricted exclusively to the following:

     (a)  to acquire from time to time all right, title and interest in and to
(i) receivables including but not limited to, lease contracts, commercial loans or leases, loans to franchise operations, accounts receivables, credit card receivables, insurance policy loans or premiums, or installment sale or lease contracts or promissory notes, arising out of or relating to, the purchase or lease of equipment, monies due thereunder, equipment financed thereby or security interests therein, proceeds from claims on insurance policies related thereto, or (ii) any participation interest (including, without limitation, interest only strips) in or security based on or backed by any of the foregoing and related rights and other property appurtenant thereto (items in (a)(i) and (a)(ii)), collectively, the "Assets"):

     (b) to acquire, own, hold, service, sell, assign, pledge and otherwise deal with the Assets, collateral securing or otherwise relating to the Assets, related insurance policies, agreements with vendors or lessors or other originators or servicers of Assets and any proceeds or further rights associated with any of the foregoing;

     (c) to transfer from time to time Assets to trusts (the "Trusts") pursuant to one or more pooling and servicing agreements or other agreements ("Pooling Agreements"), to be entered into by, among others, the Company, the trustee named therein (the "Trustee"), and any entity acting as servicer of the Assets;

     (d) to transfer from time to time Assets pursuant to one or more receivables transfer agreements or other agreements ("Receivables Transfer Agreements"), to be entered into by, among other things, the Company, any entity acting as placement agent, the transferor of the Assets, and any entity acting as servicer of the Assets;

     (e) to authorize, and cause the issuance of one or more series of certificates or other securities issued pursuant to Securitization Agreements or Receivables Transfer Agreements;

     (f) to authorize, issue, sell and deliver one or more series and classes of bonds, notes or other evidences of indebtedness secured or collateralized by one or more pools of Assets issued under an Indenture or similar agreement (each, an "Indenture" and, together with Pooling Agreements and Receivables Transfer Agreements, "Securitization Agreements") or by certificates of any class issued by any Trust established by the Company (collectively, the "Notes"), provided that the Company shall have no liability under any Notes except to the extent of the Assets or the certificates securing or collateralizing such Notes;

     (g) to acquire from the Trustee certificates issued by Trusts to which the Company transferred Assets;

          (h) to hold and enjoy all of the rights and privileges of any certificates issued to the Company under the related agreements and to hold and enjoy all of the rights and privileges of any class of any series of Notes, including any class of Notes or certificates which may be subordinate to any other class of Notes or certificates, respectively;

          (i) to purchase Assets from and sell Assets to any Related Company (as defined in Article EIGHT) or any third party in connection with Securitization Agreements or Receivables Transfer Agreements;

          (j) to perform its obligations under each Securitization Agreement, Receivables Transfer Agreement, Interim Agreement (as defined below) or other agreement entered into by the Company;

          (k) to invest proceeds from any Assets, and any other income as determined by the Managing Members of the Company, including investing in other Assets;

          (l) to enter from time to time into interim arrangements relating to the Assets whereby assets are transferred to a custodian on behalf of the entity providing financing, pursuant to one or more repurchase agreements or other agreements (each, an "Interim Agreement") to be entered into by, among others, the Company, the entity providing financing, the custodian named therein and any entity acting as servicer of the Assets; provided, however, that the Company shall have no liability under any Interim Agreement except to the extent of the Assets funded thereby; and

          (m) to engage in any acts and activities and exercise any powers permitted to companies under the laws of the State of Nevada which are incidental to, or connected with, the foregoing, and necessary, suitable or convenient to accomplish any of the foregoing.


                                   ARTICLE 4
             RESIDENT, AGENT, REGISTERED OFFICE AND RECORDS OFFICE

          The name of the Company's resident agent is Gregg P. Barnard. The street address of the resident agent and registered office of the Company is One East First Street, Suite 1600, Reno, Nevada 89501. The location of its office for the maintenance of records required to be maintained by Nevada Revised Statutes Section 86.241 is c/o Gregg P. Barnard, One East First Street, Suite 1600, Reno, Nevada 89501.


                                   ARTICLE 5
                 RIGHTS OF MEMBERS TO ADMIT ADDITIONAL MEMBERS

          The members shall have the right to admit additional members upon the terms and conditions set forth in the Operating Agreement.

                                   ARTICLE 6
                             MANAGEMENT AND MEMBERS

          The Company shall be managed by one or more managers, each a Managing Member. The initial Managing Member is Advanta Leasing Receivables Corp. III, a Nevada corporation, 1325 Airmotive Way, Suite 130, Reno, Nevada 89502. The number of Managing Members may be increased or decreased in accordance with the terms of the Operating Agreement.

          The Company shall at all times have at least one Managing Member. Each Managing Member must be a Non-Consolidated Member. A "Non-Consolidated Member" is a member which is a Non-Consolidated Entity.

          A "Non-Consolidated Entity" is any Person with respect to which nationally-recognized bankruptcy counsel has delivered its opinion, in form and substance satisfactory to each Control Party, to the effect that such Person's "estate", as defined under Section 541 of the United States Bankruptcy Code, would not be consolidated with the "estate" of any Related Company, as defined below, which itself is not a Non-Consolidated Entity.

          "Person" means an individual, trust, estate, or any incorporated or unincorporated organization.

          "Control Party" means the Person so designated as such in a Securitization Agreement, or, if no such Person is so designated, then the Trustee, or if there is no Trustee, then any "agent" for the Lenders thereunder.

                                   ARTICLE 7
                                INDEMNIFICATION

          Section 7.1 Indemnification: Proceeding other than by Company. The Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Company, by reason of the fact that he is or was a manager, member, employee or agent of the Company, or is or was serving at the request of the Company as a manager, member, director, officer, employee or agent of another limited-liability company, corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

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     Section 7.2    Indemnification: Proceeding by Company. The Company may
indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a manager, member, employee or agent of the Company or is or was serving at the request of the Company as a manager, member, director, officer, employee or agent of another limited-liability company, corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Company or for amounts paid in settlement to the Company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     Section 7.3 Mandatory Indemnification. To the extent that a manager, member, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or described in Section 7.1 and 7.2, or in defense of any claim, issue or matter therein, he must be indemnified by the Company against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

     Section 7.4 Authorization of Indemnification. Any indemnification under Sections 7.1 and 7.2, unless ordered by a court or advanced pursuant to Section 7.5, may be made by the Company only as authorized in the specific case upon a determination that indemnification of the manager, member, employee or agent is proper in the circumstances. The determination must be made:

     (a) By a majority vote of a quorum consisting of all of the members, provided that a lesser quorum of the members may be provided in the Operating Agreement;

     (b) By a majority vote of a quorum consisting of all of the managers if the person seeking indemnity is not a manager, provided that a lessor quorum of the managers may be provided in the Operating Agreement;

     (c) If members who own more than fifty percent (50%) of the interests owned by members so order, by independent legal counsel in a written opinion; or

     (d) If members who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

     Section 7.5 Mandatory Advancement of Expenses. The expenses of managers, if any, and members incurred in defending a civil or criminal action, suit or proceeding must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the manager or member to repay the amount of it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Company. The provisions of this Section 7.5 do not affect any rights to advancement of expenses to which personnel of the Company other than managers or members may be entitled under any contract or otherwise.

     Section 7.6 Effect and Continuation. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to Section
7.1 to Section 7.5, inclusive:

     (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of organization or any operating agreement, vote of members or disinterested managers, if any, or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to Section 7.2 for the advancement of expenses made pursuant to Section 7.5, may not be made to or on behalf of any member or manager if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

     (b) Continues for a person who has ceased to be a member, manager, employee or agent and inures to the benefit of his heirs, executors and administrators.

     Section 7.7    Insurance and Other Financial Arrangements.

     (a) The Company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a member, manager, employee or agent of the Company, or is or was serving at the request of the Company as a manager, members, director, officer, employee or agent of another limited-liability company, corporation, partnership, joint venture, trust or other enterprises for any liability asserted against him and liability and expenses incurred by him in his capacity as a manager, member, director, officer, employee or agent, or arising out of his status as such, whether or not the Company has the authority to indemnify him against such liability and expenses.

     (b) The other financial arrangements made by the Company pursuant to subsection (a) of this Section 7.7 may include:

          (1)  The creation of a trust fund.

          (2)  The establishment of a program of self-insurance.

          (3) The securing of its obligation of indemnification by granting a security interest or other lien on any asserts of the Company.

          (4)  The establishment of a letter of credit, guaranty or surety.

     No financial arrangement made pursuant to this subsection (b) of this
Section 7.7 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

     (c) Any insurance or other financial arrangements made on behalf of a person pursuant to this Section 7.7 may be provided by the Company or any other person approved by the managers, if any, or the members, if no managers exist, even if all or part of the other person's member's interest in the Company is owned by the Company.

     (d)  In the absence of fraud:

          (1) The decision of the Company as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this subsection (a) through (c), inclusive, of this Section 7.7 and the choice of the person to provide the insurance or other financial arrangement is conclusive; and

          (2)  The insurance or other financial arrangement:

               (i)  Is not void or voidable; and

               (ii) Does not subject any manager or member approving it to personal liability for his action, even if a manager or member approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

     Section 7.8 Notice of Indemnification. Any indemnification of, or advance of expenses to, a manager or member in accordance with this Article 7, if arising out of a proceeding by or on behalf of the Company, shall be reported in writing to the members with or before the notice of the next members' meeting.

     Section 7.9    Repeal or Modification. Any repeal or modification of this
Article 7 by the members of the Company shall not adversely effect any right of a manager or member of the Company existing at the time of such repeal or modification.

                                   ARTICLE 8

                              FURTHER RESTRICTIONS

     Notwithstanding any other provision of these Articles of Organization and any provision of law that otherwise so empowers the Company, the Company shall not, without the prior written consent of the Control Party under any applicable Securitization Agreement (and any supplements thereto), do any of the following:

          (i) (x) consolidate or merge with or into any other entity or convey, transfer or assign any residual or subordinate interest to any Related Company (as defined below), or dissolve or transfer its properties and assets substantially as an entirety to any entity (other than pursuant to a Securitization Agreement), or lend or advance any moneys to, or make an investment in, any person or amend or repeal its Operating Agreement or these Articles of Organization or (y) engage in any other action that bears on whether the separate legal identity of the Company and any Related Company will be respected, including, without limitation (a) holding itself out as being liable for the debts of any other party; (b) forming, or causing to be formed, any subsidiaries; (c) acting other than in its corporate name and through its duly authorized officers or agents; (d) failing to hold appropriate meetings of the Members at least three times per annum and otherwise as necessary to authorize all corporate action; and (e) failing to hold meetings of the stockholders at least one time per annum;

          (ii) incur any indebtedness, or assume or guaranty any indebtedness of any other entity, other than Notes and any Indebtedness to a Related Company in connection with the acquisition of Assets;

          (iii) consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity, unless

               (A) the entity (if other than the Company) formed or surviving the consolidation or merger or which acquires the properties and assets of the Company is organized and existing under the laws of the State of Nevada, expressly assumes the due and punctual payment of all obligations of the Company, including those obligations of the Company, under each Securitization Agreement and has Organizational documents containing provisions substantially identical to the provisions of Articles THREE, SIX, NINE and this Article EIGHT; and

               (B) immediately after giving effect to the transaction, no default or event of default has occurred and is continuing under any Securitization Agreement; or

          (iv) without the affirmative vote of 100% of the Members of the Company (including an affirmative vote of each Non-Consolidated Member Director required by Article SIXTH), make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or any trustee for it or for a substantial part of its property, commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereinafter in effect, consent or acquiesce to the entry of an order for relief, or in the filing of any such petition, application, proceeding or appointment of or taking possession by the custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any substantial part of its property, or admit its inability to pay its debts generally as they become due or authorize any of the foregoing to be done or taken on behalf of the Company.

     "Related Company" means any Member of the Company which is not a Non-Consolidated Member, any Member of the Company other than a Non-Consolidated Member or any entity other than this Company or a Non-Consolidated Entity now or hereafter controlled directly or indirectly by, or under direct or indirect common control with, Advanta Business Services Corp.

     In addition to the foregoing, the Company shall conduct its affairs in the following manner:

          (i) it shall not commingle the Company's assets with those of any related Company;

          (ii) it shall maintain separate records and books of account from those of any direct or ultimate parent of any Related Company;

          (iii) it shall conduct its business from an office separate from any Related Company;

          (iv) it shall maintain its assets separately from the accounts of any other Person (including through the maintenance of a separate bank account; and

          (v) it shall pay from its assets all obligations and indebtedness of any kind incurred by it, and shall not pay from its assets any obligations or indebtedness of any other entity or person.


                                   ARTICLE 9
                                   AMENDMENTS

     Without (i) the prior written consent of each Control Party under any Securitization Agreement (and any supplements thereto) and (ii) the affirmative vote of 100% of the Members of the Company, including, without limitation, the affirmative vote of each Non-Consolidated Member required by Article SIX of these Articles of Organization, shall not amend, alter, change or repeal Article THREE, Article SIX, Article EIGHT or this Article NINE;


                                   ARTICLE 10
                        ADOPTION OF OPERATING AGREEMENT

     The initial Operating Agreement of the Company shall be adopted by its Members and shall thereafter be amended or repealed as provided in the Operating Agreement or, in the absence of any provision regarding the right to amend or repeal the Operating Agreement, by the unanimous consent of the Members. The Operating Agreement may not be amended or repealed by the manager(s) unless and only to the extent any such right is granted to the manager(s) in the Operating Agreement. The Operating Agreement may contain any provisions for the regulation and management of the affairs of the Company not inconsistent with laws or these Articles of Organization.

                                   ARTICLE 11
                                   ORGANIZERS

              The name and address of the organizer is as follows:

                                             Gregg P. Barnard
                                             One East First Street, Suite 1600
                                             Reno, Nevada 89501

Executed this 14th day of May, 1997.


                                             /s/ Gregg P. Barnard
                                             --------------------------------
                                             Gregg P. Barnard

STATE OF NEVADA     )
                    )
COUNTY OF WASHOE    )

     This instrument was acknowledged before me on May 14, 1997, by Gregg P. Barnard as the Organizer of Advanta Business Receivables LLC.


                                        /s/ Barbara A. Brehm
                                        -----------------------------------
                                                     Notary
                                        (My commission expires: 7/24/97)

------------------------------------------------
|[SEAL]          BARBARA A. BREHM              |
|          Notary Public - State of Nevada     |
|        Appointment Recorded in Washoe County |
|        MY APPOINTMENT EXPIRES JULY 24, 1997  |
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